EXHIBIT 23.1
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         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 9, 2004 relating to the financial statements of Landauer, Inc., which appears in Landauer, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2004.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
February 3, 2005